UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of Earliest Event Reported): March 4, 2009

COMMISSION FILE NO.: 333-144677

COIL TUBING TECHNOLOGY HOLDINGS, INC.
(Exact Name of Registrant As Specified In Its Charter)

NEVADA	76-0625217
(State Or Other Jurisdiction Of Incorporation)	(IRS Employer Identification No.)

19511 WIED RD. SUITE E, SPRING, TEXAS 77388
(Address of Principal Executive Offices)

281-651-0200
(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 4, 2009, Coil Tubing Technology Holdings, Inc. (the “Company”) appointed John Akard, Jr. as the Company’s Secretary.  Mr. Akard’s biography is  provided below:

John Akard, Jr. – Age 43

Mr. Akard has served as counsel and provided advisory services to the Company and its predecessors  since approximately 1996.  Mr. Akard has served as the President of John Akard, Jr., PC, which serves as Of Counsel to the law firm of Mason, Coplen & Banks, PC, since January 1999.  Additionally, since 2000, Mr. Akard has served as an Independent Trustee of Commonwealth International Series Trust (CIST) Mutual Funds, a registered Investment Company under the Securities Act of 1940, as amended.

From September 1996 to December 1998, Mr. Akard served as an attorney and partner of the law firm Akard & Griffin, Attorneys at Law.  From September 1994 to August 1996, Mr. Akard served as a Briefing Attorney to Justice Norman Lee at the Court of Appeals for the 14th District of Texas.  From August 1999 to October 1999, Mr. Akard served as Vice President of Operations and General Counsel to TLC Office Systems.  From August 1988 to August 1991, Mr. Akard was employed by Arthur Andersen & Co. as a Senior Auditor.

Mr. Akard received his BBA in Accounting from Texas A&M University in 1988 and his Juris Doctorate from the Texas Tech School of Law in 1994.  Mr. Akard is a licensed attorney with the Texas State Bar and a certified public accountant registered with the State of Texas.

Mr. Akard is a member of the Houston Bar Association, and a member of the Houston Bar Association’s Bankruptcy, Estate and Probate practice sections; a Member of the State Bar of Texas’s Bankruptcy, Real Estate, Probates and Trusts sections; and the American Association of Attorney-Certified Public Accountants (the “Attorney-CPA”), as well as serving as Vice President of the Attorney-CPA, among other memberships.

The Company’s current litigation counsel is Mason, Coplen & Banks, PC, which Mr. Akard, through his law firm, John Akard, Jr., PC, serves as Of Counsel to.  Additionally, it is anticipated that Mr. Akard will provide and will continue to provide legal and accounting services to the Company pursuant to a fee agreement between the Company and Mr. Akard.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COIL TUBING TECHNOLOGY HOLDINGS, INC.

/s/ Jerry Swinford
Jerry Swinford,
President

March 10, 2009